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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated June 7, 2002, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB of US Dataworks, Inc. (formerly known as Sonicport, Inc.) and subsidiary for the year ended March 31, 2002.




Los Angeles, California
January 29, 2003